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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 19, 1999 except for the last paragraph of Note 8 which is as of June 22, 1999, relating to the financial statements and financial statement schedules of Vixel Corporation which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Seattle,Washington
June 22, 1999